SCHEDULE 14C

(RULE 14C-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

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Datrek Miller International, Inc.
(Name of Registrant As Specified in Charter)
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Datrek Miller International, Inc.

835 Bill Jones Industrial Drive

Springfield, Tennessee 37172

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL

This Information Statement is being furnished to the stockholders of Datrek Miller International, Inc., a Florida corporation (the “Company”), in lieu of an Annual Meeting in connection with the following proposals (the “Proposals”):

1.	To elect five members to the Company’s Board of Directors to hold office until the Company’s annual meeting of stockholders to be held in 2006 and until their successors are duly elected and qualified;

2.	To adopt the 2005 Management and Director Equity Incentive and Compensation Plan.

3.	To ratify the appointment of Marcum & Kliegman LLP as independent auditors of the Company for the fiscal year ending December 31, 2005.

This Information Statement is being sent in lieu of an annual meeting. The Company has adopted the Proposals by the written consent of stockholders holding a majority of the voting power of the Company.

The Company’s Board of Directors approved and recommended, pursuant to a written consent dated June 8, 2005, that the Proposals be accepted. The Company’s stockholders holding a majority of the voting power of the Company approved the Proposals, pursuant to a written consent dated June 8, 2005. If the Proposals were not adopted by written consent, it would have been required to be considered by the Company’s stockholders at a special or annual stockholders’ meeting convened for the specific purpose of approving the Proposals.

The elimination of the need for a special or annual meeting of stockholders to ratify or approve the Proposals is authorized by Section 607.0704 of the Florida Business Corporation Act (the “FBCA”) and Article II, Section 6 of the Company’s Bylaws, which provides that the written consent of stockholders holding at least a majority of the voting power may be substituted for such a special or annual meeting. In order to eliminate the costs and management time involved in holding a special or annual meeting and in order to effect or ratify the Proposals as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize the written consent of stockholders holding a majority of the voting power of the Company.

Stanford International Bank Limited (“Stanford”) beneficially owns 7,500,000 shares of common stock of the Company, representing approximately 66.8% of the voting power of the Company, gave its written consent to the Proposals described in this Information Statement on June 8, 2005. In addition, on June 8, 2005, Ryan Holdings, Inc., owner of 2,200,000 shares of common stock of the Company, gave its written consent to the Proposals. The affirmative consent of Stanford and Ryan Holdings, Inc. represents approval of the Proposals by the holders of an aggregate of approximately 86.4% of the Company’s voting power. It is proposed that this Information Statement will be first sent to the stockholders on or about                     , 2005. The record date established by the Company for purposes of determining the number of outstanding shares of common stock the Company, and thus the voting power, is June 8, 2005 (the “Record Date”).

The Company is distributing this Information Statement to its stockholders in full satisfaction of any notice requirements it may have under the FBCA. No additional action will be undertaken by the Company with respect to the receipt of the written consents, and no dissenters’ rights under the FBCA are afforded to the Company’s stockholders as a result of the adoption of the Proposals.

OUTSTANDING VOTING STOCK OF THE COMPANY

As of the Record Date, there were 11,222,144 shares of common stock outstanding. Each share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders. Stanford and Ryan Holdings, Inc. have voted an aggregate 9,700,000 shares of common stock in favor of the Proposals.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Common Stock as of the Record Date, with respect to (i) each person known to the Company to be the beneficial owner of more than 5% of the Company’s Common Stock; (ii) each director of the Company; (iii) each person intending to file a written consent to the adoption of the Amendment described herein; and (iv) all directors, executive officers and designated stockholders of the Company as a group. This information as to beneficial ownership was furnished to the Company by or on behalf of the persons named. Unless otherwise indicated, the business address of each person listed is 835 Bill Jones Industrial Drive, Springfield, Tennessee 37172.

Name	Shares Beneficially Owned	Percent of Shares Outstanding(1)
Stanford International Bank Limited (2)	7,500,000	66.8%
Ryan Holdings, Inc.(3) (f/k/a Datrek Professional Bags, Inc.)	2,200,000	19.6
Michael S. Hedge	0	0
Deborah Ryan	0	0
All executive officers, directors and designated stockholders as a group (4 persons)	9,700,000	86.4%

(1)	Based on 11,222,144 shares of common stock issued and outstanding.
(2)	Beneficial stockholder is R. Allen Stanford. Business address is 5050 Westheimer Road, Houston, Texas 77056.
(3)	Ryan Holdings, Inc. is owned by Dennis and Deborah Ryan.

Proposal 1

ELECTION OF DIRECTORS

NOMINEES AND DIRECTORS

Article VI of the Company’s Articles of Incorporation, as amended, provides that the Company shall have a board of directors consisting of not less than one nor more than seven members.

Five directors have been elected by the written consent of stockholders holding a majority of the voting power of the Company. The nominees for directors will serve until the annual meeting of stockholders to be held in 2006 and until their respective successors are duly elected and qualified. Michael S. Hedge and Deborah Ryan currently serve as directors. They were appointed to serve as directors effective with the Company’s consummation of an Agreement and Plan of Merger on October 18, 2004 (the “Merger”).

All nominees have consented to being named herein and have indicated their intention to serve as directors of the Company, if elected. In case any of the nominees become unavailable for election to the Board of Directors, which is not anticipated, vacancies on the Board may be filled by the remaining director or directors, even though less than a quorum, for the unexpired term of such vacant position.

The following persons have been nominated for election to the Board of Directors:

Name	Age	Position
Michael S. Hedge	49	Chief Executive Officer, Director

Deborah Ryan	51	Chief Operating Officer, Director

Osmo A. Hautanen	50	Director

Richard Gozia	60	Director

Christopher J. Holiday	58	Director

Business Experience.

Michael S. Hedge, age 49, became our Chairman and Chief Executive Officer effective as of the closing of the Merger. Prior to that, from July 19, 2004 to the effective date of the Merger Mr. Hedge served as President of Miller Golf Company, LLC, a manufacturer of golf accessories. From December 2003 through July 15, 2004, Mr. Hedge acted as a consultant for Stanford. From October 2000 to December 2003, Mr. Hedge served as Senior Vice President of Nexterna, Inc., a wholly owned subsidiary of Union Pacific Corporation, a provider of real-time service management solutions to companies that deliver on-site repair and maintenance services. From May 1999 to August 2000, he was President and Chief Executive Officer of FocusWireless.com, a wholesale distributor of wireless products. Mr. Hedge also served as FocusWireless.com’s Executive Vice President for Business Development from February 1999 to May 1999. Prior to this, Mr. Hedge held various senior management positions with Cellstar Corporation from September 1987 to February 1999, a leading provider of distribution and value-added logistics services to the wireless communications industry.

Deborah Ryan, age 51, became our Chief Operating Officer effective as of the closing of the Merger. Ms. Ryan was the founder, principal shareholder and Chief Executive Officer of DPB since June 1979. Prior to that, from June 1975 to June 1979 Ms. Ryan held various sales positions with Wilson Sporting Goods Company. Ms. Ryan earned a Bachelor of Arts with a major in Communications from the University of Illinois in 1974. Dennis Ryan, Ms. Ryan’s husband, became the President of our Off-Course Division effective as of the closing of the Merger.

Osmo A. Hautanen, age 50, is currently the Chief Executive Officer of Magnolia Broadband, Inc., a semiconductor company and innovator of radio frequency solutions for the cellular communications industry. Prior to that, Mr. Hautanen served as the Chief Executive Officer of Fenix LLC, a holding company for Union Pacific Corporation’s technology assets, based in Dallas, TX. Mr. Hautanen also served as Chief Executive Officer of Formus Communications, Inc., a broadband access provider of voice, video, data communications and information technology services in European markets. From 1996 to 1998, Mr. Hautanen held various senior management positions with Philips Electronics. Prior to this, Mr. Hautanen held various positions with Nokia from 1978 to 1996. Mr. Hautanen serves on the Board of Directors or Board of Advisors of various telecommunications and technology companies. Mr. Hautanen earned an MBA in International Business from Georgia State University in 1987. Mr. Hautanen also holds a Bachelor of Science in Control Engineering from Technical College of Varkaus (Finland), 1976. Mr. Hautanen will serve as the chairperson of the compensation committee of our Board of Directors.

Richard Gozia, age 60, served as Chief Executive Officer of the Fenix Companies, a holding company with interests in technology companies that developed software and managed data for the transportation and related industries, from May 2001 to January 2004. Prior to that, from May 1996 to November 1999, Mr. Gozia served as President and Chief Operating Officer of CellStar Corporation, a global distributor of wireless telephone products. From 1994 to 1996, Mr. Gozia served as Executive Vice President and Chief Financial Officer of SpectraVision, Inc., the largest in-room hotel movie provider. Prior to this, Mr. Gozia held senior management positions with a variety of companies in the media, wholesale baking and restaurant industries. From 1970 to 1978, Mr. Gozia served as an Audit Manager with the certified public accounting firm of Arthur Young & Company. Mr. Gozia received a B.S. in Accounting from the University of Missouri and is a certified public accountant. Mr. Gozia will serve as the chairperson of the audit committee of our Board of Directors.

Chris Holiday, age 58, is a sales and marketing executive with over 30 years of experience in the golf industry. From 2003 to 2004, Mr. Holiday served as General Manager and Senior Vice President of Sales for North America for Taylormade-Adidas Golf. Prior to that, Mr. Holiday served as President of Golfgear International. From 1990 to 2001, Mr. Holiday held various sales and senior management positions with Callaway Golf. From 1973 to 1990, Mr. Holiday owned and operated Supreme Golf of Colorado, a Lakewood, CO based golf retailer. Mr. Holiday served as a senior auditor with Arthur Anderson & Company from 1969 to 1972. Mr. Holiday earned a Bachelor of Science in Accounting from the University of Illinois and is a certified public accountant. Mr. Holiday will serve on the audit and compensation committees of our Board of Directors.

Information Concerning the Board of Directors.

During the year ended December 31, 2004 our board of directors, from time to time, acted by unanimous written consent pursuant to Florida law.

Committees of the Board of Directors.

We do not have a formal audit committee. Our board of directors, acting as an audit committee, reviews the professional services provided by our independent auditors, the independence of our auditors from our management, our annual financial statements and our system of internal accounting controls. Due to our recent reorganization, we do not yet have a “financial expert” as defined under Item 401 of Regulation S-B. Richard Gozia, one of the directors recently elected to our board, is a financial expert and is expected to be the chairperson of our Audit Committee. The board of directors also reviews other matters with respect to our accounting, auditing and financial reporting practices and procedures as it may find appropriate or may be brought to its attention.

We do not have a formal compensation committee. Our board of directors, acting as a compensation committee, periodically meets to discuss and deliberate on issues surrounding the terms and conditions of executive officer compensation, including base salaries, bonuses, awards of stock options and reimbursement of certain business related costs and expenses.

We do not have a formal nominating committee. Our board of directors, acting as a nominating committee, recommends candidates who will be nominated as management’s slate of directors at each annual meeting of stockholders. The board of directors will also consider candidates for directors nominated by stockholders. A stockholder who wishes to submit a candidate for consideration at the annual meeting of stockholders to be held in 2005, must notify our Secretary, in writing.

Audit Committee Report.

The following report is made by our Board of Directors, sitting as an audit committee, concerns the Board’s activities regarding oversight of the company’s financial reporting and auditing process.

In its role as an audit committee, the purpose of the Board of Directors is to assist in the general oversight of the Company’s financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company’s independent auditing firm is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

The members of the Board of Directors are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Board of Directors certify that the independent auditor is “independent” under applicable rules. The Board of Directors serves an oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Board’s members in business, financial and accounting matters.

Among other matters, the Board of Directors monitors the activities and performance of the Company’s internal and external auditors, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent auditor may be retained to perform non-audit services. The Board has ultimate authority and responsibility to select, evaluate and, when appropriate, replace the Company’s independent auditor. The Board of Directors also reviews the results of the internal and external audit work with regard to the adequacy and appropriateness of the Company’s financial, accounting and internal controls. Management and independent auditor presentations to and discussions with the Board of Directors also cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent auditor. In addition, the Board of Directors generally oversees the Company’s internal compliance programs.

The Board of Directors has reviewed and discussed the consolidated financial statements with management and the independent auditor, management represented to the Board of Directors that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the independent auditor represented that its presentations included the matters required to be discussed with the independent auditor by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.”

The Company’s independent auditor also provided the Board of Directors with the written disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Board of Directors discussed with the independent auditor that firm’s independence.

Following the Board of Directors’ discussions with management and the independent auditor, the Board of Directors recommended that the audited consolidated financial statements be included in the Company’s annual report on Form 10-KSB for the year ended December 31, 2004.

Submitted by the Board of Directors
Sitting as an Audit Committee:

/s/ Michael S. Hedge

/s/ Deborah Ryan

Report of the Board of Directors on Executive Compensation.

The following statement made by the Board of Directors, sitting as a Compensation Committee, shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, and shall not otherwise be deemed filed under either of such Acts.

The Company does not have a formal compensation committee. The Board of Directors, acting as a compensation committee, periodically meets to discuss and deliberate on issues surrounding the terms and conditions of executive officer compensation, including base salaries, bonuses, awards of stock options and reimbursement of certain business related costs and expenses.

In determining the compensation of the Company’s executive officers, the Board of Directors takes into account all factors which it considers relevant, including business conditions, in general, and in the Company’s line of business during the year in light of such conditions, the market compensation for executives of similar background and experience, the performance of the Company, in general, and the performance of the specific executive officer under consideration, including the business area of the Company for which such executive officer is responsible. In light of these factors, the Board of Directors determined that the payment of discretionary bonuses to executive officers was not appropriate for the fiscal year ended December 31, 2004.

The Board of Directors also believes that granting stock options provides an additional incentive to executive officers to continue in the service of the Company and gives them an interest similar to stockholders in the success of the Company. In the future, the Board of Directors intends to make use of stock options, along with other traditional salary and bonus components of executive compensation packages, to provide incentives to attract and maintain qualified executive officers.

Submitted by the Board of Directors,
Sitting as a Compensation Committee:

/s/ Michael S. Hedge

/s/ Deborah Ryan

Compensation Committee and Insider Participation.

The current Board of Directors includes Michael S. Hedge, who also serves as an executive officer of the Company. As a result, this director discusses and participates in deliberations of the Board of Directors on matters relating to the terms of executive compensation. In this regard, a director whose executive compensation is voted upon by the Board of Directors must abstain from such vote.

Section 16(a) Beneficial Ownership Reporting Compliance.

Based solely upon a review of Forms 3, 4, and 5, and amendments thereto, and reports, furnished to the Company for the fiscal year ended December 31, 2004, none of the Company’s directors, officers, or shareholders beneficially owning more than 10% of any class of equity securities of the Company, failed to file any forms necessary under Section 16(a) of the Securities Exchange Act of 1934 during the most recent fiscal year.

EXECUTIVE COMPENSATION

Summary Compensation Table.

The following table shows, for the year ended December 31, 2004, the cash and other compensation paid by us to our President, Chief Executive Officer and each other executive officer whose annual compensation was $100,000 or more.

Name and Principal Position	Year	Annual Compensation			Long Term Compensation	All other Compensation
		Salary (1)	Bonus	Other Annual Compensation (2)	Securities Underlying Options
Michael S. Hedge, President and Chief Executive Officer (3)	2004	$190,000	—	$8,400	—	—
Deborah Ryan, Chief Operating Officer (4)	2004	$150,000	—	$8,400	—	—
Dennis Ryan, President Off-Course Division (5)	2004	$150,000	—	$8,400	—	—
John D. Harris, President and Chief Executive Officer (6)	2004 2003 2002	0 0 0	— — —	— — —	— — —	— — —
Patrick B. Fox, Chief Financial Officer (7)	2004	$115,000	—	—	—	—

(1)	Represents annualized amounts.
(2)	Represents an automobile allowance of $700 per month.
(3)	Appointed to serve as President and Chief Executive Officer effective October 15, 2004.
(4)	Appointed to serve as Chief Operating Officer effective October 15, 2004.
(5)	Appointed to serve as President of the Off-Course Division effective October 15, 2004. Mr. Ryan also serves as the President and Chief Executive Officer of Datrek.
(6)	Resigned effective October 15, 2004.
(7)	Appointed to serve as Chief Financial Officer effective October 15, 2004.

Option/SAR Grants Table.

We did not grant any options to purchase shares of common stock during the fiscal year ended December 31, 2004.

Aggregated Option Exercises and Fiscal Year-End Option Value Table.

None.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of the Record Date about the Company’s Common Stock that may be issued upon the exercise of options granted to employees or members of the Board of Directors under all of the Company’s existing equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans[excluding securities reflected in column (a)]
Equity compensation plans approved by security holders*	0	N/A	1,000,000

Equity compensation plans not approved by security holders	0	N/A	N/A

Total	0	N/A	1,000,000

*	2005 Management and Director Equity Incentive and Compensation Plan was approved by written consent of a majority of the Company’s shareholders on June 8, 2005. The Plan is discussed herein.

Director Compensation

During the fiscal year ended December 31, 2004, our directors did not receive compensation for their services except for the reimbursement for reasonable out-of-pocket expenses in attending meetings. We do not pay fees to directors for their attendance at meetings of our board of directors or of committees; however, we may adopt a policy of making such payments in the future. We will continue to reimburse out-of-pocket expenses incurred by directors in attending board and committee meetings.

Employment Agreements

On October 15, 2004, we entered into an employment agreement with Michael S. Hedge. Mr. Hedge serves as our Chief Executive Officer. The employment agreement provides for an annual base salary of $190,000 and has an initial term of four years. The Employment Agreement also provides for annual bonuses as determined by our Board of Directors and options to purchase 150,000 shares of our common stock . The employment agreement also includes a change in control provision. This provision provides that in the event that Mr. Hedge is terminated as a result of a change in control of our company, we are obligated to continue paying Mr. Hedge’s base salary for a period of one year following such termination. In addition, any unvested stock options would immediately vest upon such a termination. A change in control includes a reorganization, merger, consolidation or other form of corporate transaction or series of transactions with respect to which persons who were our shareholders immediately prior to such transaction do not, immediately thereafter, own more than 50% of the combined voting power of our company in substantially the same proportions as their ownership immediately prior to such transaction. A change in control also includes our liquidation or dissolution or the sale of all or substantially all of our assets.

On October 15, 2004, we entered into an employment agreement with Deborah Ryan. Ms. Ryan serves as our Chief Operating Officer. The employment agreement provides for an annual base salary of $150,000 and has an initial term of four years. The Employment Agreement also provides for annual bonuses as determined by our Board of Directors and options to purchase 25,000 shares of our common stock. The employment agreement also includes a change in control provision. This provision provides that in the event that Ms. Ryan is terminated as a result of a change in control of our company, we are obligated to continue paying Ms. Ryan’s base salary for a period of one year following such termination. In addition, any unvested stock options would immediately vest upon such a termination. A change in control includes a reorganization, merger, consolidation or other form of corporate transaction or series of transactions with respect to which persons who were the our shareholders immediately prior to such transaction do not, immediately thereafter, own more than 50% of the combined voting power of our company in substantially the same proportions as their ownership immediately prior to such transaction. A change in control also includes our liquidation or dissolution or the sale of all or substantially all of our assets.

On October 15, 2004, our subsidiary, Datrek Professional Bags, Inc. (“Datrek”), entered into an employment agreement with Dennis Ryan. Mr. Ryan serves as the President of our Off-Course Division. The employment agreement provides for an annual base salary of $150,000 and has an initial term of four years. The Employment Agreement also provides for annual bonuses as determined by our Board of Directors and options to purchase 25,000 shares of our common stock. The employment agreement also includes a change in control provision. This provision provides that in the event that Mr. Ryan is terminated as a result of a change in control of Datrek, Datrek is obligated to continue paying Mr. Ryan’s base salary for a period of one year following such termination. In addition, any unvested stock options would immediately vest upon such a termination. A change in control includes a reorganization, merger, consolidation or other form of corporate transaction or series of transactions with respect to which persons who were the shareholders of Datrek immediately prior to such transaction do not, immediately thereafter, own more than 50% of the combined voting power of Datrek in substantially the same proportions as their ownership immediately prior to such transaction. A change in control also includes a liquidation or dissolution of Datrek or the sale of all or substantially all of the assets of Datrek.

During the fiscal year ended December 31, 2004, there were no outstanding stock options. Also during such fiscal year, no long-term incentive plans or pension plans were in effect with respect to any of our officers, directors or employees.

Certain Relationships and Related Transactions

On October 15, 2004, Datrek Acquisition, Inc., a Florida corporation (“DAI”), Datrek Professional Bags, Inc., a Tennessee corporation (“DPB”) and the principal shareholders of DPB entered into an asset purchase agreement in which DAI agreed to purchase substantially all of the assets and assume substantially all of the liabilities of DPB for an aggregate purchase price of $6,471,000 consisting primarily of cash, promissory notes and 2.2 million shares of common stock of DPB, subject to the conditions of that agreement (the “Datrek Purchase Agreement”).

Under the Datrek Purchase Agreement, Ryan Holdings, Inc., the successor of DPB, is entitled to a contingent payment of up to $1 million based on the assembly and distribution of certain golf bags. We are required to pay the contingent payment on a quarterly basis over a period of five years beginning on January 1, 2005. The amount of the contingent payment is based on orders for golf bags of Wilson Sporting Goods Co. and any other golf bag manufacturer with which we enter agreements for assembly and shipment of golf bags. We are required to pay $1.25 per golf bag assembled according to the manufacturer’s instructions and $1.25 per golf bag shipped according to the manufacturer’s instruction. We are not required to make the contingent payment unless we have received payment for the golf bags. Our obligation to continue making contingent payments expires on the earlier of the expiration of the
5-year period or upon payment of the total contingent payment of $1 million.

On October 15, 2004, Miller Acquisition, Inc., a Florida corporation and wholly owned subsidiary of GAI (“MAI”), and Miller Golf Company, LLC (“MGC”) entered into an asset purchase agreement in which MAI agreed to purchase all of the assets of MGC for an aggregate purchase price consisting of 3,000,000 shares of common stock of GAI, subject to the conditions of that agreement (the “Miller Purchase Agreement”). Upon the consummation of the merger, MGC received 3,000,000 shares of our common stock. MGC is 95% owned by Stanford.

Pursuant to a Securities Purchase Agreement dated October 15, 2004, Stanford made an aggregate cash investment of $4,500,000 in our company. The investment was in the form of our common stock. For its aggregate investment, Stanford received 4,500,000 shares of our common stock. At December 31, 2004 Stanford had purchased and paid for 3,940,000 shares. The balance of $560,000 was purchased on January 13, 2005. This purchase of shares was contingent upon the acquisition of Miller and Datrek.

In connection with the transactions contemplated by the Datrek Purchase Agreement, DAI executed two promissory notes in favor of Ryan Holdings, Inc. The shareholders of Ryan Holdings, Inc. are Dennis and Deborah Ryan. Deborah Ryan is a director and our Chief Operating Officer. Dennis Ryan is the President of our Off-Course Division. A short-term note in the principal amount of $2,240,000 was due and payable on December 31, 2004. By agreement of the shareholder’s of Ryan Holdings, Inc., payment of this note was extended to May 31, 2005. The short-term note did not bear interest prior to December 31, 2004. Interest at 8% per annum was applied to the unpaid portion from January 1 through January 31, 2005. The interest rate was increased to 10% per annum from February 1, 2005 until May 31, 2005. A long-term note in the principal amount of $3,200,000 with interest accruing at 8% per annum is payable in two installments of $1,600,000 each due on June 30, 2007 and December 31, 2007, respectively. The long-term note matures on December 31, 2007. Payments of interest are made quarterly and commenced on January 10, 2005. The obligations of Datrek under this long-term note are guaranteed by an Irrevocable Standby Letter of Credit issued in favor of Ryan Holdings, Inc. by Stanford International Bank Ltd.

We lease our facility located at 835 Bill Jones Industrial Drive, Springfield, Tennessee 37172 pursuant to a 7-year triple net lease entered into with Ryan Holdings, Inc., the owner of the property. The lease provides for initial monthly rent payments in the amount of $49,412 with adjustments made on an annual basis consistent with changes in the applicable Consumer Price Index. The shareholders of Ryan Holdings, Inc. are Dennis and Deborah Ryan. Deborah Ryan is a director and our Chief Operating Officer. Dennis Ryan is the President of our Off-Course Division.

Proposal 2

ADOPTION OF OUR 2005 MANAGEMENT AND DIRECTOR EQUITY

INCENTIVE AND COMPENSATION PLAN

Our Board of Directors has approved, and a majority of our stockholders have approved the 2005 Management and Director Equity Incentive and Compensation Plan (the “Plan”).

Reasons for the Adoption of the Plan

The purpose of the Plan is to advance our interests and those of our stockholders by providing a means of attracting and retaining key employees, directors and consultants. In order to serve this purpose, we believe this Plan encourages and enables key employees, directors and consultants to participate in our future prosperity and growth by providing them with incentives and compensation based on our performance, development and financial success. Participants in the Plan may include our officers, directors, other key employees and consultants who have responsibilities affecting our management, development or financial success.

Our Board of Directors cannot predict what effect, if any, the adoption by our stockholders of the Plan will have on the market price of our Common Stock.

A Description of the Plan

We have reserved an aggregate of 1,000,000 shares of Common Stock for issuance under the Plan. At the Record Date we had no outstanding options under the Plan. Our Board of Directors (or, at their discretion, a committee of our board members) administers the Plan including, without limitation, the selection of recipients of awards under the Plan, the granting of stock options, restricted share or performance shares, the determination of the terms and conditions of any such awards, the interpretation of the Plan and any other action they deem appropriate in connection with the administration of the Plan.

Awards may be made under the Plan in the form of Plan options, shares of our Common Stock subject to a vesting schedule based upon certain performance objectives (“performance shares”) and shares subject to a vesting schedule based on the recipient’s continued employment (“restricted shares”). Plan options may either be options qualifying as incentive stock options under Section 422 of the IRS Code, or options that do not so qualify. Any incentive stock option granted under our Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of such grant, but the exercise price of any incentive option granted to an eligible employee owning more than 10% of our Common Stock must be at least 110% of such fair market value as determined on the date of the grant. Only persons who are our officers or other key employees are eligible to receive incentive stock options and performance share grants. Any non-qualified stock option granted under our Plan must provide for an exercise price of not less than ninety percent (90%) of the fair market value of the underlying shares on the date of such grant.

The term of each Plan option and the manner in which it may be exercised is determined by the Board of Directors, provided that no Plan option may be exercisable more than three years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of our Common Stock, no more than five years after the date of the grant. The exercise price of the stock options may be paid in either:

•	cash, or

•	delivery of unrestricted shares of our Common Stock having a fair market value on the date of delivery equal to the exercise price, or

•	surrender of shares of our Common Stock subject to the stock option which has a fair market value equal to the total exercise price at the time of exercise, or

•	a combination of the foregoing methods.

All Plan options are non-assignable and nontransferable, except by will or by the laws of descent and distribution and, during the lifetime of the optionee, may be exercised only by such optionee. At the discretion of the Board of Directors, it may approve the irrevocable transfer, without payment, of non-qualified options to the option holder’s spouse, children, grandchildren, nieces or nephews, or to the trustee of a trust for the principal benefit of one or more such persons, or to a partnership whose partners are one or more of such persons. If an optionee’s employment is terminated for any reason, other than due to his or her death, disability or termination for cause, or if an optionee is not our employee but is a member of our Board of Directors and his or her service as a director is terminated for any reason, other than due to his or her death or disability, the Plan option granted may be exercised on the earlier of the expiration date or 90 days following the date of termination. If the optionee dies during the term of his or her employment, the Plan option granted to him or her shall lapse to the extent unexercised on the earlier of the expiration date of the Plan option or the date one year following the date of the optionee’s death. If the optionee’s employment, membership on the Board of Directors or engagement as a consultant terminates by reason of the optionee’s retirement, then the Plan option granted may be exercised until the earlier of 90 days following the date of termination or the expiration date. If the optionee is permanently and totally disabled within the meaning of Section 22(c)(3) of the IRS Code, the Plan option granted to him or her lapses to the extent unexercised on the earlier of the expiration date of the option or one year following the date of such disability.

At the time of the restricted share grant, the Board of Directors may determine the vesting schedule of such shares and that after vesting, such shares may be further restricted as to transferability or be subject to repurchase by us or forfeiture upon the occurrence of certain events. Awards of restricted shares must be accepted by the participant within 30 days of the grant.

At the time of the award of performance shares, the Board of Directors shall establish a range of performance goals to be achieved during the performance period, including, without limitation, earnings, return on capital, or any performance goal approved by our stockholders in accordance with Section 162(m) of the IRS Code. Attainment of the highest performance goal for the performance period will earn 100% of the performance shares awarded for the performance period; failure to attain the lowest performance goal will result in the participant earning no performance shares. Attainment of the performance goals will be calculated from our financial statements, excluding changes in federal income tax rates and the effect of non-recurring and extraordinary items. The performance goals may vary for difference performance periods and need not be the same for each participant receiving an award during a performance period.

If the participant’s employment by us, membership on our Board of Directors, or engagement by us as a consultant is terminated before the end of any performance period, or upon the participant’s death, retirement or disability, the Board of Directors, taking into consideration the performance of such participant and our performance over the performance period, may authorize the issuance to the participant or his or her legal representative or designated beneficiary all or a portion of the performance shares which would have been issued to him or her had the participant’s employment, board membership or consulting engagement continued to the end of the performance period. If the participant’s employment, board membership or consulting engagement terminates before the end of the performance period for any other reason, all performance shares are forfeited.

Notwithstanding the foregoing, but subject to any stockholder approval or other requirements of Section 162(m) of the IRS Code, the Board of Directors in its discretion and as determined at the time of award of the performance shares, may provide the participant with the option of receiving cash in lieu of the performance shares in an amount determined at the time of award including, without limitation, by one or more of the following methods:

•	the fair market value of the number of shares subject to the performance shares agreement on the date of award, or

•	part or all of any increase in the fair market value since such date, or

•	part or all of any dividends paid or payable on the number of shares subject to the performance share agreement, or

•	any other amounts which in the board’s sole discretion are reasonably related to the achievement of the applicable performance goals, or

•	any combination of the foregoing.

The purchase price for restricted shares or performance shares granted under the Plan shall be set by the Board of Directors but may not be less than par value. Payment of the purchase price for the restricted shares or performance share may be made in either,

•	cash, or

•	by delivery of unrestricted shares of our Common Stock having a fair market value on the date of such delivery equal to the total purchase price, or

•	a combination of either of these methods.

We have an option to purchase any shares of our Common Stock which have been issued to Plan participants pursuant to restricted stock awards, performance stock awards or stock options if the participant ceases to be our employee, a member of our Board of Directors or a consultant to us for any reason. We must exercise our repurchase right at the time of termination. The purchase price for any shares we repurchase will be equal to the fair market value of the our total stockholder’s equity divided by the total outstanding shares of our Common Stock on the last day of that calendar month, calculated on a fully-diluted basis. If we exercise our repurchase right, we much close the transaction within 20 days from the termination date. At closing, we are entitled to delivery a one-year promissory note as payment for the purchase price or, at our option, we may pay same in cash at closing.

We also have a right of first refusal to meet the offer if the holder of any shares of our Common Stock awarded or issued pursuant to our Plan desires to sell such shares to a third party.

The Board of Directors may amend, suspend or terminate our Plan at any time, except that no amendment shall be made which:

•	increases the total number of shares subject to the Plan or changes the minimum purchase price therefore (except in either case in the event of adjustments due to changes in our capitalization), or

•	affects outstanding Plan options or any exercise right thereunder, or

•	extends the term of any Plan option beyond 10 years, or

•	extends the termination date of the Plan.

Unless the Plan shall be earlier suspended or terminated, the Plan shall terminate 10 years from the date of the Plan’s adoption by our stockholders. Any such termination of our Plan shall not affect the validity of any Plan options previously granted thereunder.

Federal Income Tax Effects

The following discussion applies to our Plan and is based on federal income tax laws and regulations in effect on December 31, 2004. It does not purport to be a complete description of the federal income tax consequences of the Plan, nor does it describe the consequences of state, local or foreign tax laws which may be applicable. Accordingly, any person receiving a grant under the Plan should consult with his or her own tax adviser.

Our Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the IRS Code.

An employee granted an incentive stock option does not recognize taxable income either at the date of grant or at the date of its timely exercise. However, the excess of the fair market value of Common Stock received upon exercise of the incentive stock option over the option exercise price is an item of tax preference under Section 57(a)(3) of the IRS Code and may be subject to the alternative minimum tax imposed by Section 55 of the IRS Code. Upon disposition of stock acquired on exercise of an incentive stock option, long-term capital gain or loss is recognized in an amount equal to the difference between the sales price and the incentive stock option exercise price, provided that the option holder has not disposed of the stock within two years from the date of grant and within one year from the date of exercise. If the incentive stock option holder disposes of the acquired stock (including the transfer of acquired stock in payment of the exercise price of an incentive stock option) without complying with both of these holding period requirements (“Disqualifying Disposition”), the option holder will recognize ordinary income at the time of such Disqualifying Disposition to the extent of the difference between the exercise price and the lesser of the fair market value of the stock on the date the incentive stock option is exercised (the value six months after the date of exercise may govern in the case of an employee whose sale of stock at a profit could subject him to suit under Section 16(b) of the Securities Exchange Act of 1934) or the amount realized on such Disqualifying Disposition. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending on how long the shares are held. In the event of a Disqualifying Disposition, the incentive stock option tax preference described above may not apply (although, where the Disqualifying Disposition occurs subsequent to the year the incentive stock option is exercised, it may be necessary for the employee to amend his or her return to eliminate the tax preference item previously reported). We are not entitled to a tax deduction upon either exercise of an incentive stock option or disposition of stock acquired pursuant to such an exercise, except to the extent that the option holder recognized ordinary income in a Disqualifying Disposition.

If the holder of an incentive stock option pays the exercise price, in full or in part, with shares of previously acquired Common Stock, the exchange should not affect the incentive stock option tax treatment of the exercise. No gain or loss should be recognized on the exchange, and the shares received by the employee, equal in number to the previously acquired shares exchanged therefor, will have the same basis and holding period for long-term capital gain purposes as the previously acquired shares. The employee will not, however, be able to utilize the old holding period for the purpose of satisfying the incentive stock option statutory holding period requirements. Shares received in excess of the number of previously acquired shares will have a basis of zero and a holding period which commences as of the date the Common Stock is issued to the employee upon exercise of the incentive stock option. If an exercise is effected using shares previously acquired through the exercise of an incentive stock option, the exchange of the previously acquired shares will be considered a disposition of such shares for the purpose of determining whether a Disqualifying Disposition has occurred.

In respect to the holder of non-qualified options, the option holder does not recognize taxable income on the date of the grant of the non-qualified option, but recognizes ordinary income generally at the date of exercise in the amount of the difference between the option exercise price and the fair market value of the Common Stock on the date of exercise. However, if the holder of non-qualified options is subject to the restrictions on resale of Common Stock under Section 16 of the Securities Exchange Act of 1934, such person generally recognizes ordinary income at the end of the six-month period following the date of exercise in the amount of the difference between the option exercise price and the fair market value of the Common Stock at the end of the six-month period. Nevertheless, such holder may elect within 30 days after the date of exercise to recognize ordinary income as of the date of exercise. The amount of ordinary income recognized by the option holder is deductible by us in the year that income is recognized.

In connection with the issuance of stock grants as compensation, the recipient must include in gross income the excess of the fair market value of the property received over the amount, if any, paid for the property in the first taxable year in which beneficial interest in the property either is “transferable” or is not subject to a “substantial risk of forfeiture.” A substantial risk of forfeiture exists where rights and property that have been transferred are conditioned, directly or indirectly, upon the future performance (or refraining from performance) of substantial services by any person, or the occurrence of a condition related to the purpose of the transfer, and the possibility of forfeiture is substantial if such condition is not satisfied. Stock grants received by a person who is subject to the short swing profit recovery rule of Section 16(b) of the Securities Exchange Act of 1934 is considered subject to a substantial risk of forfeiture so long as the sale of such property at a profit could subject the stockholder to suit under that section. The rights of the recipient are treated as transferable if and when the recipient can sell, assign, pledge or otherwise transfer any interest in the stock grant to any person. Inasmuch as the recipient would not be subject to the short swing profit recovery rule of Section 16(b) of the Securities Exchange Act of 1934 and the stock grant, upon receipt following satisfaction of condition prerequisites to receipt, will be presently transferable and not subject to a substantial risk of forfeiture, the recipient would be obligated to include in gross income the fair market value of the stock grant received once the conditions to receipt of the stock grant are satisfied.

Restrictions Under Federal Securities Laws

The sale of our Common Stock issuable upon pursuant to our Plan must be made in compliance with federal and state securities laws. Our officers, directors and 10% or greater stockholders, as well as certain other persons or parties who may be deemed to be “affiliates” of ours under federal securities laws, should be aware that resales by affiliates can only be made pursuant to an effective registration statement, Rule 144 promulgated under the Securities Act or other applicable exemption. Our officers, directors and 10% and greater stockholders may also be subject to the “short swing” profit rule of Section 16(b) of the Securities Exchange Act of 1934.

No Dissenter’s Rights

Under Florida Law, stockholders are not entitled to dissenter’s rights of appraisal with respect to the adoption of the Plan.

Proposal 3

PROPOSAL TO RATIFY THE APPOINTMENT OF MARCUM & KLIEGMAN LLP AS

INDEPENDENT AUDITORS OF THE COMPANY

Pursuant to a written consent, a majority of the Company’s stockholders ratified the Board of Directors’ engagement of Marcum & Kliegman LLP for the fiscal year ending December 31, 2004.

Effective December 3, 2004, we engaged the accounting firm of Marcum & Kliegman LLP as our new independent accountants to audit our financial statements for the fiscal year ending December 31, 2004 to replace Earl M. Cohen C.P.A., P.A. (“Cohen”) as the principal accountants to audit our financial statements.

The reports of Cohen on our financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

The resignation of Cohen and subsequent engagement of new independent accountants was approved by our board of directors.

In connection with its audits for the two most recent fiscal years and including the interim period up to and including the date of resignation, there have been no disagreements with Cohen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Cohen would have caused them to make reference thereto in their report on the financial statements for such years.

During the two most recent fiscal years and including the interim period up to and including the date of resignation, we have had no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K). Cohen furnished a letter addressed to the Securities and Exchange Commission stating that it agreed with the statements made above. A copy of this letter, dated December 3, 2004, was filed as Exhibit 16.1 to Form 8-K filed on December 3, 2004.

We have not consulted with Marcum & Kliegman LLP during the last two years or subsequent interim period on either the application of accounting principles or type of opinion Marcum & Kliegman LLP might issue on our financial statements.

Fees to Auditors.

Year ended December 31, 2004

Audit Fees: The aggregate fees, including expenses, billed by our principal accountant in connection with the audit of our consolidated financial statements for the most recent fiscal year and for the review of our financial information included in our Annual Report on Form 10-KSB; and our quarterly reports on Form 10-QSB during the fiscal year ending December 31, 2004 was $271,800.

Audit Related Fees: The aggregate fees, including expenses, billed by our principal accountant for services reasonably related to the audit for the year ended December 31, 2004 were $65,700.

All Other Fees: The aggregate fees, including expenses, billed for all other services rendered to us by our principal accountant during year 2004 was $-0-.

Year ended December 31, 2003

Audit Fees: The aggregate fees, including expenses, billed by our principal accountant in connection with the audit of our consolidated financial statements for the fiscal year ended December 31, 2003 was $14,813.

Audit Related Fees: The aggregate fees, including expenses, billed by our principal accountant for services reasonably related to the audit for the year ended December 31, 2003 were $-0-.

All Other Fees: The aggregate fees, including expenses, billed for all other services rendered to us by our principal accountant during year 2003 was $-0-.

Our board of directors has considered whether the provisions of the services covered above under the captions “Financial Information Systems Design and Implementation Fees” and “All Other Fees” is compatible with maintaining the auditor’s independence.

STOCKHOLDER PROPOSALS

Proposals of stockholders of the Company which are intended to be presented by such stockholders at the annual meeting of stockholders to be held in 2006 must be received by the Company no later than January 10, 2006, in order to have them included in the information statement and form of information statement relating to that meeting.

ACCOMPANYING REPORTS

The Company’s Annual Report on Form 10-KSB, including audited consolidated financial statements as at and for the years ended December 31, 2004 and 2003 accompany this information statement.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Michael S. Hedge
Michael S. Hedge
Chief Executive Officer

EXHIBIT A

2005 MANAGEMENT AND DIRECTOR EQUITY

INCENTIVE AND COMPENSATION PLAN

Section 1. Purposes of Plan.

The purpose of this 2005 Management and Director Equity Incentive and Compensation Plan (the “Plan”) of DATREK MILLER INTERNATIONAL, INC., a Florida corporation (the “Company”), is to advance the interests of the Company and its stockholders by providing a means of attracting and retaining key employees, directors and consultants for the Company and its subsidiary corporations. In order to serve this purpose, the Plan encourages and enables key employees, directors and consultants to participate in the Company’s future prosperity and growth by providing them with incentives and compensation based on the Company’s performance, development, and financial success. These objectives will be promoted by granting to key employees equity-based awards in the form of: (a) Incentive Stock Options (“ISOs”), which are intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”); and (b) shares of the Company’s common stock, $0.001 par value (the “Shares”), (or their economic equivalent) that will be subject to a vesting schedule based on certain performance objectives (“Performance Shares”). In addition, key employees, directors and consultants may receive (i) stock options which are not intended to qualify as ISOs (“NQSOs”) (ISOs and NQSOs are referred to together hereinafter generally as “Stock Options”) and (ii) Shares that will be subject to a vesting schedule based on the recipient’s continued employment (“Restricted Shares”). These awards are referred to generally hereafter as the “Awards”). For purposes of this Plan, “subsidiary” shall mean a subsidiary corporation as defined in Section 424(f) of the Code.

Section 2. Administration of Plan.

The Plan shall be administered by a committee of not less than two directors (the “Committee”). The members of the Committee shall serve at the pleasure of the Board, which may remove members from the Committee or appoint new members to the Committee from time to time, and members of the Committee may resign by written notice to the Chairman of the Board or the Secretary of the Company. The Committee shall have the power and authority to: (a) select Eligible Employees (as defined in Section 3, below) as recipients of Awards (such recipients, “Participants”); (b) grant Stock Options, Restricted Shares, or Performances Shares, or any combination thereof; (c) determine the number and type of Awards to be granted; (d) determined the terms and conditions, not inconsistent with the terms hereof, of any Award, including without limitation, time and performance restrictions; (e) adopt, alter, and repeal such administrative rules, guidelines, and practices governing the Plan as it shall, from time to time, deem advisable; (f) interpret the terms and provisions of the Plan and any Award granted and any agreements relating thereto; and (g) take any other actions the Committee considers appropriate in connection with, and otherwise supervise the administration of, the Plan. All decisions made by the Committee pursuant to the provisions hereof, including without limitation, decisions with respect to employees to be granted Awards and the number and type of Awards, shall be made in the Committee’s sole discretion and shall be final and binding on all persons.

Section 3. Participants in Plan.

The persons eligible to receive Awards under the Plan (“Eligible Employees”) shall include officers, directors, other key employees and consultants of the Company or one or more of its subsidiaries who, in the opinion of the Committee, have responsibilities affecting the management, development, or financial success of the Company or such subsidiaries; provided, however, that with respect to ISOs and Performance Shares, the persons eligible to receive such awards shall be limited to officers or other key employees designated by the Committee.

Section 4. Shares Subject to Plan.

The maximum aggregate number of Shares which may be issued under the Plan shall be 1,000,000 Shares. The Shares which may be issued under the Plan may be authorized but unissued Shares or issued Shares reacquired by the Company and held as treasury Shares.

If any Shares that have previously been the subject of a Stock Option cease to be the subject of a Stock Option (other than by reason of exercise), or if any Restricted Shares or Performance Shares granted hereunder are forfeited by the holder, or if any Stock Option or other Award terminates without a payment or transfer being made to the Award recipient in the form of Shares, or if any Shares (whether or not restricted) previously distributed under the Plan are returned to the Company in connection with the exercise of an Award (including without limitation in payment of the exercise price or tax withholding), such Shares shall again be available for distribution in connection with future Awards under the Plan.

Section 5. Grant of Awards.

ISOs, NQSOs, Restricted Shares, and Performance Shares may be granted alone or in addition to other Awards granted under the Plan. Any Awards granted under the Plan shall be in such form as the Committee may from time to time approve, consistent with the Plan, and the provisions of Awards need not be the same with respect to each Participant.

Each Award granted under the Plan shall be authorized by the Committee and shall be evidenced by a written Stock Option Agreement, Restricted Share Agreement, or Performance Share Agreement, as the case may be (collectively, “Award Agreements”), in the form approved by the Committee from time to time, which shall be dated as of the date approved by the Committee in connection with the grant, signed by an officer of the Company authorized by the Committee, and signed by the Participant, and which shall describe the Award and state that the Award is subject to all the terms and provisions of the Plan and such other terms and provisions, not inconsistent with the Plan, as the Committee may approve. The date on which the Committee approves the granting of an Award shall be deemed to be the date on which the Award is granted for all purposes, unless the Committee otherwise specifies in its approval. The granting of an Award under the Plan, however, shall be effective only if and when a written Award Agreement is duly executed and delivered by or on behalf of the Company and the Participants.

Section 6. Stock Options.

Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions not inconsistent with the terms of the Plan as the Committee deems appropriate. Each Stock Option grant shall be evidenced by a written Stock Option Agreement, executed as set forth in Section 5, above, which shall be consistent with the Plan, including without limitation the following provisions:

(a) Exercise Price.

The exercise price per Share issuable upon exercise of an ISO shall be no less than the fair market value per Share on the date the ISO is granted; provided that if the Participant at the time an ISO is granted owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary, the exercise price per Share shall be at least 110% of the fair market value of the Shares subject to the ISO on the date of grant. The exercise price per Share issuable upon exercise of an NQSO shall be no less than ninety percent (90%) of the fair market value per Share on the date the NQSO is granted. For the purposes of the Plan, the fair market value of the Shares shall mean, as of any given date, the (i) last reported sale price on the New York Stock Exchange on the most recent previous trading day, (ii) last reported sale price on The Nasdaq Stock Market on the most recent previous trading day, (iii) mean between the high and low bid and ask prices, as reported by the National Association of Securities Dealers, Inc. on the most recent previous trading day, or (iv) last reported sale price on any other stock exchange on which the Shares are listed on the most recent previous trading day, whichever is applicable; provided that if none of the foregoing is applicable, then the fair market value of the Shares shall be the value determined in good faith by the Committee, in its sole discretion.

(b) Vesting and Exercise of Options.

A Stock Option shall be exercisable only with respect to the Shares which have become vested pursuant to the terms of that Stock Option. Each Stock Option shall become vested with respect to Shares subject to that Stock Option on such date or dates and on the basis of such other criteria, including without limitation, the performance of the Company, as the Committee may determine, in its discretion, and as shall be specified in the applicable Stock Option Agreement. The Committee shall have the authority, in its discretion, to accelerate the time at which a Stock Option shall be exercisable whenever it may determine that such action is appropriate by reason of changes in applicable tax or other law or other changes in circumstances occurring after the grant of such Stock Option.

(c) Term.

No Stock Option shall be exercisable after the expiration of ten years from the date on which that Stock Option is granted. With respect to ISOs, if the Participant at the time the ISO is granted owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary, the ISO shall not be exercisable after the expiration of five years from the date on which the ISO is granted.

(d) Method of Exercise.

A Stock Option may be exercised, in whole or in part, by giving written notice to the Company stating the number of Shares (which must be a whole number) to be purchased. Upon receipt of payment of the full purchase price for such Shares by certified or bank cashier’s check or other form of payment acceptable to the Company, or, if approved by the Committee, by (i) delivery of unrestricted Shares having a fair market value on the date of such delivery equal to the total exercise price, (ii) surrender of Shares subject to the Stock Option which have a fair market value equal to the total exercise price at the time of exercise, or (iii) a combination of the preceding methods, and subject to compliance with all other terms and conditions of the Plan and the Stock Option Agreement relating to such Stock Option, the Company shall issue, as soon as reasonably practicable after receipt of such payment, such Shares to the person entitled to receive such Shares, or such person’s designated representative. Such Shares may be issued in the form of a certificate, by book entry, or otherwise, in the Company’s sole discretion.

(e) Restrictions on Shares Subject to Stock Options.

Shares issued upon the exercise of any Stock Option may be made subject to such disposition, transferability or other restrictions or conditions as the Committee may determine, in its discretion, and as shall be set forth in the applicable Stock Option Agreement.

(f) Transferability.

Except as provided in this paragraph, Stock Options shall not be transferable, and any attempted transfer (other than as provided in this paragraph) shall be null and void. Except for Stock Options transferred as provided in this paragraph, all Stock Options shall be exercisable during a Participant’s lifetime only by the Participant or the Participant’s legal representative. Without limiting the generality of the foregoing, (i) ISOs may be transferred only upon the Participant’s death and only by will or the laws of descent and distribution and, in the case of such a transfer, shall be exercisable only by the transferee or such transferee’s legal representative, (ii) NQSOs may be transferred by will or the laws of descent and distribution and, in the case of such a transfer, shall be exercisable only by the transferee or such transferee’s legal representative, and (iii) the Committee may, in its sole discretion and in the manner established by the Committee, provide for the irrevocable transfer, without payment of consideration, of any NQSO by a Participant to such Participant’s spouse, children, grandchildren, nieces, or nephews or to the trustee of a trust for the principal benefit of one or more such persons or to a partnership whose only partners are one or more such persons, and, in the case of such transfer, such NQSO shall be exercisable only by the transferee or such transferee’s legal representative.

(g) Termination of Employment by Reason of Death or Disability.

If a Participant’s employment, membership on the Board of Directors of the Company or engagement as a consultant to the Company terminates by reason of the Participant’s death or disability (as defined in Section 22(e)(3) of the Code with respect to ISOs, and, with respect to NQSOs, as defined by the Committee in its sole discretion at the time of grant and set forth in the Stock Option Agreement), then (i) unless otherwise determined by the Committee within 60 days of such death or disability, to the extent a Stock Option held by such Participant is not vested as of the date of death or disability, such Stock Option shall automatically terminate on such date, and (ii) to the extent a Stock Option held by such Participant is vested (whether pursuant to its terms, a determination of the Committee under the preceding clause (i), or otherwise) as of the date of death or disability, such Stock Option may thereafter be exercised by the Participant, the legal representative of the Participant’s estate, the legatee of the Participant under the will of the Participant, or the distributee of the Participant’s estate, whichever is applicable, for a period of one year (or, with respect to NQSOs, such other period as the Committee may specify at or after grant or death or disability) from the date of death or disability or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(h) Termination of Employment by Reason of Retirement.

If a Participant’s employment, membership on the Board of Directors of the Company or engagement as a consultant to the Company terminates by reason of the Participant’s retirement, then each NQSO held by such Participant may thereafter be exercised by the Participant according to its terms, including without limitation, for such period after such termination as shall be set forth in the applicable Stock Option Agreement, and each ISO held by such Participant may thereafter be exercised by the Participant for a period of 90 days from the date of such termination of employment, or until the expiration of the stated term of such ISO, whichever period is shorter. For purposes of the Plan, “retirement” shall mean voluntary termination of employment with the Company and its subsidiaries, membership on the Board of Directors of the Company and its subsidiaries or engagement as a consultant to the Company and its subsidiaries by a Participant after attaining age 60 and having at least two years of service with the Company or any one or more of its subsidiaries or, in the case of a director, completion of a number of years of service on the Board of Directors of the Company as specified in the Stock Option Agreement or, in the case of a consultant, completion of a number of years of service to the Company as a consultant as specified in the Stock Option Agreement.

(i) Other Termination of Employment.

If a Participant’s employment, membership on the Board of Directors of the Company or engagement as a consultant to the Company terminates for any reason other than death, disability, or retirement, then (i) to the extent any Stock Option held by such Participant is not vested as of the date of such termination, such Stock Option shall automatically terminate on such date; and (ii) to the extent any Stock Option held by such Participant is vested as of the date of such termination, such Stock Option may thereafter be exercised for a period of 90 days (or, with respect to NQSOs, such other period as the Committee may specify at or after grant or termination of employment) from the date of such termination or until the expiration of the stated

term of such Stock Option, whichever period is shorter; provided that, upon the termination of the Participant’s employment, membership on the Board of Directors or engagement as a consultant by the Company or its subsidiaries for Cause (as defined in an applicable Stock Option Agreement), any and all unexercised Stock Options granted to such Participant shall immediately lapse and be of no further force or effect. For purposes of the Plan, whether termination of a Participant’s employment by, membership on the Board of Directors of the Company or engagement as a consultant is for “Cause” shall be determined by the Committee, in its sole discretion.

(j) Effect of Termination of Participant’s Employment on Transferee.

Except as otherwise permitted by the Committee in its sole discretion, no Stock Option held by a transferee of a Participant pursuant to Section 6(f)(iii), above, shall remain exercisable for any period of time longer than would otherwise be permitted under Section 6(g), (h), and (i) without specification of other periods by the Committee as provided herein.

(k) ISO Limitations and Savings Clause.

The aggregate fair market value (determined as of the time of grant) of the Shares with respect to which ISOs are exercisable for the first time by the Participant during any calendar year under the Plan and any other stock option plan of the Company and its affiliates shall not exceed $100,000 unless otherwise permitted by Code Section 422 as an unused limit carryover to such year.

Any provision of the Plan to the contrary notwithstanding, without the consent of each Participant affected, no provision of the Plan relating to ISOs shall be interpreted, amended, or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code or so as to disqualify any ISO under such Code Section 422.

Section 7. Restricted Shares.

Restricted Shares awarded under the Plan shall be subject to the following terms and conditions and such additional terms and conditions not inconsistent with the terms of the Plan as the Committee deems appropriate. Each Restricted Share grant shall be evidenced by a written Restricted Share Agreement, executed as set forth in Section 5, above, which shall be consistent with the Plan, including without limitation the following provisions:

(a) Price.

The purchase price for Restricted Shares shall be any price set by the Committee but may not be less than the par value of such Restricted Shares. Payment in full of the purchase price, if any, shall be made by certified or bank cashier’s check or other form of payment acceptable to the Company, or, if approved by the Committee, by (i) delivery of unrestricted Shares having a fair market value on the date of such delivery equal to the total purchase price, or (ii) a combination of the preceding methods.

(b) Acceptance of Restricted Shares.

At the time of the Restricted Share Award, the Committee may determine that such Shares shall, after vesting, be further restricted as to transferability or be subject to repurchase by the Company or forfeiture upon the occurrence of certain events determined by the Committee, in its sole discretion, and specified in the Restricted Share Agreement. Awards of Restricted Shares must be accepted by the Participant within 30 days (or such other period as the Committee may specify at grant) after the grant date by executing the Restricted Share Agreement. The Participant shall not have any rights with respect to the grant of Restricted Shares unless and until the Participant has executed the Restricted Share Agreement, delivered a fully executed copy thereof to the Company, and otherwise complied with the applicable terms and conditions of the Award.

(c) Share Restrictions.

Subject to the provisions of the Plan and the applicable Restricted Share Agreement, during such period as may be set by the Committee, in its discretion, and as shall be set forth in the applicable Restricted Share Agreement (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge, assign, or otherwise encumber the Restricted Shares. The Committee shall have the authority, in its sole discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Restricted Shares. Unless otherwise determined by the Committee at or after grant or termination of the Participant’s employment, Board membership or engagement, if the Participant’s employment by, membership on the Board of Directors of or engagement as a consultant to the Company and its subsidiaries terminates during the Restriction Period, all Restricted Shares held by such Participant and still subject to restriction shall be forfeited by the Participant, and the Company shall repay to such Participant the purchase price paid by such Participant for such forfeited Restricted Shares.

(d) Stock Issuances and Restrictive Legends.

Upon execution and delivery of the Restricted Share Agreement as described above and receipt of payment of the full purchase price, if any, for the Restricted Shares subject to such Restricted Share Agreement, the Company shall, as soon as reasonably practicable thereafter, issue the Restricted Shares. Restricted Shares may be issued in the form of a certificate, by book entry, or otherwise, in the Company’s sole discretion, and shall bear an appropriate restrictive legend. Notwithstanding the foregoing to the contrary, the Committee may, in its sole discretion, issue Restricted Shares (whether or not such Restricted Shares are, at the time of such issuance, the subject of an Award) to the trustee of a trust set up by the Committee, consistent with the terms and conditions of the Plan, to hold such Restricted Shares until the restrictions thereon have lapsed (in full or in part, in the Committee’s sole discretion), and the Committee may require that, as a condition of any Restricted Share Award, the Participant shall have delivered to the Company or such trustee, as appropriate, a stock power, endorsed in blank, relating to the Restricted Shares covered by the Award.

(e) Shareholder Rights.

Unless otherwise provided in the applicable Restricted Share Agreement, no Participant (or his executor or administrator or other transferee) shall have any rights of a shareholder in the Company with respect to the Restricted Shares covered by an Award unless and until the Restricted Shares have been duly issued and delivered to him under the Plan.

(f) Expiration of Restriction Period.

Upon the expiration of the Restriction Period without prior forfeiture of the Restricted Shares (or rights thereto) subject to such Restriction Period, unrestricted Shares shall be issued and delivered to the Participant.

Section 8. Performance Shares.

Performance Shares awarded under the Plan shall be subject to the following terms and conditions and such additional terms and conditions not inconsistent with the terms of the Plan as the Committee deems appropriate. Each Performance Share grant shall be evidenced by a written Performance Share Agreement, executed as set forth in Section 5, above, which shall be consistent with the Plan, including without limitation the following provisions:

(a) Performance Periods and Goals.

(i) The performance period for each Award of Performance Shares shall be of such duration as the Committee shall establish at the time of the Award (the “Performance Period”). There may be more than one Award in existence at any one time, and Performance Periods may differ.

(ii) At the time of each Award of Performance Shares, the Committee shall establish a range of performance goals (the “Performance Goals”) to be achieved during the Performance Period. The Performance Goals shall be determined by the Committee using such measures of the performance of the Company over the Performance Period as the Committee shall select, including without limitation earnings, return on capital, or any performance goal approved by the shareholders of the Company in accordance with Section 162(m) of the Code. Performance Shares awarded to Participants will be earned as determined by the Committee with respect to the attainment of the Performance Goals set for the Performance Period. Attainment of the highest Performance Goal for the Performance Period will be 100% of the Performance Shares awarded for the Performance Period; failure to attain the lowest Performance Goal for the Performance Period will earn none of the Performance Shares awarded for the Performance Period.

(iii) Attainment of the Performance Goals will be calculated from the consolidated financial statements of the Company but shall exclude (A) the effects of changes in federal income tax rates, (B) the effects of unusual, non-recurring, and extraordinary items as defined by Generally Accepted Accounting Principles (“GAAP”), and (C) the cumulative effect of changes in accounting principles in accordance with GAAP. The Performance Goals may vary for different Performance Periods and need not be the same for each Participant receiving an Award for a Performance Period. The Committee may, in its sole discretion, subject to the limitations of Section 17, vary the terms and conditions of any Performance Share Award, including without limitation the Performance Period and Performance Goals, without shareholder approval, as applied to any recipient who is not a “covered employee” with respect to the Company as defined in Section 162(m) of the Code. In the event applicable tax or securities laws change to permit the Committee discretion to alter the governing performance measures as they pertain to covered employees without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

(b) Price.

The purchase price for Performance Shares shall be any price set by the Committee but may not be less than the par value of such Performance Shares. Payment in full of the purchase price, if any, shall be made by certified of bank cashier’s check or other form of payment acceptable to the Company, or, if approved by the Committee, by (i) delivery of unrestricted Shares having a fair market value on the date of such delivery equal to the total purchase price, or (ii) a combination of the preceding methods.

(c) Acceptance of Performance Shares.

At the time of the Performance Share Award, the Committee may determine that such Shares shall, after vesting pursuant to the Performance Period and Performance Goad provisions described above, be further restricted as to transferability or be subject to repurchase by the Company or forfeiture upon the occurrence of certain events determined by the Committee, in its sole discretion, and specified in the Performance Share Agreement. Awards of Performance Shares must be accepted by the Participant within 30 days (or such other period as the Committee may specify at grant) after the grant date by executing the Performance Share Agreement. The Participant shall not have any rights with respect to the grant of Performance Shares unless and until the Participant has executed the Performance Share Agreement, delivered a fully executed copy thereof to the Company, and otherwise complied with the applicable terms and conditions of the Award.

(d) Share Restrictions.

Subject to the provisions of the Plan and the applicable Performance Share Agreement, during the Performance Period and any additional Restriction Period (as defined in Section 7(c), above), the Participant shall not be permitted to sell, transfer, pledge, assign, or otherwise encumber the Performance Shares. The Committee shall have the authority, in its sole discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Performance Shares. Unless otherwise determined by the Committee at or after grant or termination of the Participant’s employment, Board membership or engagement, if the Participant’s employment by, membership on the Board of Directors of or engagement as a consultant to the Company and its subsidiaries terminates during the Performance Period or the Restriction Period, all Performance Shares held by such Participant and still subject to restriction shall be forfeited by the Participant, and the Company shall repay to such Participant the purchase price paid by such Participant for such forfeited Performance Shares.

(e) Stock Issuances and Restrictive Legends.

Despite the execution and delivery of the Performance Share Agreement as described above, the Company shall have no obligation to issue the Performance Shares prior to the vesting of the Performance Shares, provided that the Company shall issue the Performance Shares as soon as reasonably practicable after such vesting and after payment in full of the purchase price, if any, for such Performance Shares. Performance Shares may be issued, whenever issued, in the form of a certificate, by book entry, or otherwise, in the Company’s sole discretion, and shall bear such restrictive legend as is consistent with applicable restrictions, if any, including without limitation those represented by the Performance Period and Performance Goals and those described in Section 8(d), above. The Committee may require that, whenever issued, the Performance Shares be issued to and held by the Company or a trustee until the restrictions on such Performance Shares have lapsed (in full or in part), and that, as a condition of any Performance Share Award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Performance Shares covered by the Award.

(f) Shareholder Rights.

Unless otherwise provided in the applicable Performance Share Agreement, no Participant (or his executor or administrator or other transferee) shall have any rights of a shareholder in the Company with respect to the Performance Shares covered by an Award unless and until the Performance Shares have been duly issued and delivered to him under the Plan.

(g) Expiration of Restricted Period.

Subject to fulfillment of the terms and conditions of the applicable Performance Share Agreement and any other vesting requirements related to the applicable Performance Period or Performance Goals, upon the expiration of the Restriction Period without prior forfeiture of the Performance Shares (or rights thereto) subject to such Restriction Period, unrestricted Shares shall be issued and delivered to the Participant.

(h) Termination of Employment.

If a Participant’s employment by the Company and its subsidiaries, membership on the Board of Directors of the Company and its subsidiaries or engagement as a consultant to the Company and its subsidiaries terminates before the end of any Performance Period with the consent of the Committee, or upon the Participant’s death, retirement (as defined in Section 6(h), above), or disability (as defined by the Committee in its discretion at the time of grant and set forth in the Performance Share Agreement), the Committee, taking into consideration the performance of such Participant and the performance of the Company over the Performance Period, may authorize the issuance to such Participant (or his legal representative or designated beneficiary) of all or a portion of the Performance Shares which would have been issued to him had his employment, Board membership or engagement continued to the end of the Performance

Period. If the Participant’s employment by the Company and its subsidiaries, membership on the Board of Directors of the Company and its subsidiaries or engagement as a consultant to the Company and its subsidiaries terminates before the end of any Performance Period for any other reason, all Performance Shares shall be forfeited.

(i) Election to Receive Cash in Lieu of Shares.

Notwithstanding the foregoing to the contrary (but subject to any shareholder approval or other requirements of Section 162(m) of the Code), the Committee may, in its sole discretion and as set forth in the applicable Performance Share Agreement, provide the Participant with the option to elect to receive, instead of Performance Shares, cash in an amount determined pursuant to such Performance Share Agreement including, without limitation, any one or more of the following: (i) the fair market value of the number of Shares subject to the Performance Share Agreement as of the date thereof, (ii) part or all of any increase in such fair market value since such date, (iii) part or all of any dividends paid or payable on the number of Shares subject to such Performance Share Agreement since the date thereof, (iv) any other amounts which, in the Committee’s sole discretion and as set forth in the applicable Performance Share Agreement, are reasonably related to the achievement of the applicable Performance Goals, or (v) any combination of the foregoing. Such election and any cash payment resulting therefrom shall be made at such time or times as shall be specified in the Performance Share Agreement.

Section 9. Restriction on Exercise After Termination.

Notwithstanding any provision of this Plan to the contrary, no unexercised right created under this Plan (an “Unexercised Right”) and held by a Participant on the date of termination of such Participant’s employment, membership on the Board of Directors of the Company or engagement as a consultant for any reason shall be exercisable after such termination if, prior to such exercise, the Participant (a) takes other employment or renders services to others without the written consent of the Company, (b) violates any non-competition, confidentiality, conflict of interest, or similar provision set forth in the Award Agreement pursuant to which such Unexercised Right was awarded, or (c) otherwise conducts himself in a manner adversely affecting the Company in the sole discretion of the Committee.

Section 10. Withholding Tax.

The Company, at its option, shall have the right to require the Participant or any other person receiving Shares, Restricted Shares, or Performance Shares (including cash in lieu of Performance Shares) to pay the Company the amount of any taxes which the Company is required to withhold with respect to such Shares, Restricted Shares, or Performance Shares or, in lieu of such payment, to retain or sell without notice a number of such Shares sufficient to cover the amount required to be so withheld. The Company, at its option, shall have the right to deduct from all dividends paid with respect to Shares, Restricted Shares, and Performance Shares the amount of any taxes which the Company is required to withhold with respect to such dividend payments. The Company, at its option, shall also have the right to require a Participant to pay to the Company the amount of any taxes which the Company is required to withhold with respect to the receipt by the Participant of Shares pursuant to the exercise of a Stock Option, or, in lieu thereof, to retain, or sell without notice, a number of Shares sufficient to cover the amount required to be withheld. The obligations of the Company under the Plan shall be conditional on such payment or other arrangements acceptable to the Company.

Section 11. Securities Law Restrictions.

No right under the Plan shall be exercisable and no Share shall be delivered under the Plan except in compliance with all applicable federal and state securities laws and regulations. The Company shall not be required to deliver any Shares or other securities under the Plan prior to such registration or other qualification of such Shares or other securities under any state or federal law, rule, or regulation as the Committee shall determine to be necessary or advisable.

The Committee may require each person acquiring Shares under the Plan (a) to represent and warrant to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof, and (b) to make such additional representations, warranties, and agreements with respect to the investment intent of such person or persons as the Committee may reasonably request. Any certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

All Shares or other securities delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any certificates evidencing such Shares to make appropriate reference to such restrictions.

Section 12. Intentionally Omitted.

Section 13. Changes in Capital Structure.

In the event the Company changes its outstanding Shares by reason of stock splits, stock dividends, or any other increase or reduction of the number of outstanding Shares without receiving consideration in the form of money, services, or property deemed appropriate by the Board, in its sole discretion, the aggregate number of Shares subject to the Plan shall be proportionately adjusted and the number of Shares and the exercise price for each Share subject to the unexercised portion of any then-outstanding Award shall be proportionately adjusted with the objective that the Participant’s proportionate interest in the Company shall remain the same as before the change without any change in the total exercise price applicable to the unexercised portion of any then-outstanding Awards, all as determined by the Committee in its sole discretion.

In the event of any other recapitalization or any merger, consolidation, or other reorganization of the Company, the Committee shall make such adjustment, if any, as it may deem appropriate to accurately reflect the number and kind of shares deliverable, and the exercise prices payable, upon subsequent exercise of any then-outstanding Awards, as determined by the Committee in its sole discretion.

The Committee’s determination of the adjustments appropriate to be made under this Section 13 shall be conclusive upon all Participants under the Plan.

Section 14. No Enlargement of Employee Rights.

The adoption of this Plan and the grant of one or more Awards to an employee of the Company or any of its subsidiaries shall not confer any fight to the employee to continue in the employ of the Company or any such subsidiary and shall not restrict or interfere in any way with the fight of his employer to terminate his employment at any time, with or without cause.

Section 15. Rights as a Shareholder.

No Participant or his executor or administrator or other transferee shall have any rights of a stockholder in the Company with respect to the Shares covered by an Award unless and until such Shares have been duly issued and delivered to him under the Plan.

Section 16. Acceleration of Rights.

The Committee shall have the authority, in its discretion, to accelerate the time at which a Stock Option or other Award right shall be exercisable whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the grant of the Award.

Section 17. Interpretation, Amendment, or Termination of the Plan.

The interpretation by the Committee of any provision of the Plan or of any Award Agreement executed pursuant to the grant of an Award under the Plan shall be final and conclusive upon all Participants or transferees under the Plan. The Board, without further action on the part of the shareholders of the Company, may from time to time alter, amend, or suspend the Plan or may at any time terminate the Plan, provided that: (a) no such action shall materially and adversely affect any outstanding Stock Option or other right under the Plan without the consent of the holder of such Stock Option or other right; and (b) except for the adjustments provided for in Section 13, above, no amendment may be made by Board action without shareholder approval if the amendment would (i) materially increase the benefits accruing to Participants under the Plan, (ii) materially increase the number of Shares which may be issued under the Plan, (iii) materially modify the requirements as to eligibility for participation in the Plan, (iv) extend the maximum option period of Stock Options, or (v) effect any other change which requires shareholder approval under applicable law or regulation. Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in applicable tax and securities laws and accounting rules, as well as other developments.

Section 18. Unfunded Status of the Plan.

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments or deliveries of Shares not yet made by the Company to a Participant or transferee nothing contained herein shall give any such Participant or transferee any rights that are greater than those of a general creditor of the Company. The Committee may authorize the creation of trusts or other arrangements to meet obligations created under the Plan to deliver Shares or payments hereunder consistent with the foregoing.

Section 19. Protection of Board and Committee.

No member of the Board or the Committee shall have any liability for any determination or other action made or taken in good faith with respect to the Plan or any Award granted under the Plan.

Section 20. Government Regulations.

Notwithstanding any provision of the Plan or any Award Agreement executed pursuant to the Plan, the Company’s obligations under the Plan and such Award Agreement shall be subject to all applicable laws, rules, and regulations and to such approvals as may be required by any governmental or regulatory agencies, including without limitation any stock exchange on which the Company’s Shares may then be listed.

Section 21. Governing Law.

The Plan shall be construed under and governed by the laws of the State of Florida.

Section 22. Genders and Numbers.

When permitted by the context, each pronoun used in the Plan shall include the same pronoun in other genders and numbers.

Section 23. Captions.

The captions of the various sections of the Plan are not part of the context of the Plan, but are only labels to assist in locating those sections, and shall be ignored in construing the Plan.

Section 24. Effective Date.

The Plan shall be effective June 8, 2005. The Plan shall be submitted to the shareholders of the Company for approval and ratification as soon as practicable but in any event not later than 12 months after the adoption of the Plan by the Board. If the Plan is not approved and ratified by the shareholders of the Company within 12 months after the adoption of the Plan by the Board, the Plan and all Awards granted under the Plan shall became null and void and have no further force or effect.

Section 25. Term of Plan.

No Award shall be granted pursuant to the Plan on or after 10th Anniversary of Effective Date, but Awards granted prior to such tenth anniversary may extend beyond that date.

Section 26. Private Company Provisions.

(a) Restrictive Legend.

If one or more Stock Options or other rights under the Plan are exercised pursuant to exemptions from the Federal and state securities laws: (a) any Shares issued upon exercise of those Stock Options or rights may not be sold or otherwise transferred, and the Company shall not be required to transfer any such Shares, unless they have been registered under the Federal and state securities laws or a valid exemption from such registration is available; and (b) the Company may cause each certificate or other documentation evidencing the ownership of any Shares issued upon exercise of those Stock Options or rights to be imprinted with a legend in the following form:

The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities law and may not be sold or otherwise transferred without such registration unless a valid exemption from such registration is available and the corporation has received an opinion of, or satisfactory to, its counsel that such transfer would not violate any Federal or state securities laws.

(b) Restriction on Transfers.

No Shares awarded under the Plan or issued upon exercise of a Stock Option or other right under the Plan may be sold or otherwise transferred while the holder of those Shares is an employee of the Company or any subsidiary corporation.

(c) Purchase Option.

If any Participant ceases to be an employee of the Company and its subsidiary corporations, a member of the Board of Directors of the Company and its subsidiaries or a consultant to the Company and its subsidiaries for any reason (including, without limitation, his death, disability, retirement, resignation, replacement discharge, or any other reason), then the Company shall have the exclusive right and option to purchase from such Participant, the executor or administrator of his estate, or his other successor in interest, as the case may be (for purposes of this subsection, the “Selling Shareholder”), any or all of the Shares which may have been purchased by or awarded to the Participant under the Plan (including without limitation any Shares purchased upon exercise of a Stock Option or other right after termination of the Participant’s employment, engagement or Board membership and any additional Shares which the Participant may have received as a result of any stock splits, stock dividends, or similar sources as a result of receiving Shares under the Plan).

In order to exercise its purchase option under this subsection, the Company shall give written notice to the Selling Shareholder, stating that the Company thereby exercises its option under this subsection, at any time after termination of the Participant’s employment. The purchase price for the Shares under this subsection shall be equal to: (i) the fair market value of the total shareholders’ equity of the Company, as determined by an appraisal which shall be made by an independent firm of certified public accountants selected by the Board and which shall be approved by the Board, if such appraisal was so made and approved not earlier than 15 months prior to the termination of the Participant’s employment or, if not, a new appraisal made by such an independent firm and approved by the Board, plus or minus any increases or decreases in the book value of the total shareholders’ equity of the Company from the effective date of such appraisal to the last day of the calendar month of termination of the Participant’s employment (whether such termination was before or after the effective date of such appraisal), divided by (ii) the total outstanding common shares of the Company as of the last day of that calendar month, calculated on a fully diluted basis under generally accepted accounting principles. In the event of any disagreement between the Selling Shareholder and the Company concerning calculation of the purchase price for the Shares under this subsection, the calculation shall be made by any independent firm of certified public accountants selected by the Board, whose determination shall be final and conclusive on all interested parties. All costs of any such appraisal shall be borne by the Company, and all costs of any calculation of the purchase price by an independent firm of certified public accountants to resolve any such disagreement shall be borne equally by the Selling Shareholder and the Company.

If the Company exercises its option under this subsection, the purchase and sale of the Shares shall be closed within 20 business days after determination of the purchase price, at a time and place reasonably specified by the Company. At the closing, the Selling Shareholder shall assign and transfer the Shares to the Company free and clear of all encumbrances or other claims, and the Company shall execute and deliver to the Selling Shareholder the Company’s promissory note: (i) dated as of the closing date, (ii) payable to the order of the Selling Shareholder, (iii) in a principal amount equal to the full purchase price, (iv) payable on or before the first anniversary of the closing date, (v) with interest payable at maturity calculated on the unpaid principal amount from the closing date to the payment date at a rate per annum equal to the then-current yield-to-maturity on United States Treasury securities of comparable maturity, as determined in good faith by the Company, plus 100 basis points. The Company may elect, in its discretion, to pay all or any part of the purchase price by good and sufficient check at the closing, in which event the Company’s promissory note shall be eliminated or reduced by that amount, as the case may be. The Company may prepay its promissory note at any time without penalty.

(d) First-Refusal Option.

(i) If the holder of any Shares awarded under the Plan or issued upon exercise of one or more Stock Options or rights under the Plan desires to sell, and receives a bona fide written offer to buy, all or any part of his Shares, for a price computed and payable in dollars and such holder is not an employee, consultant or director of the Company or any its subsidiaries, such holder may sell such Shares, but only pursuant to the following provisions of this subsection. Such holder shall obtain from the person or persons who propose to buy such Shares (collectively, the “Buyer”) a written offer to buy such Shares (the “Offer”) which shall include the following provisions: (A) the number of Shares to be purchased, the price, the terms of payment, and the other terms and conditions of the proposal; (B) agreement by the Buyer that the Offer shall be irrevocable for a specified period of time expiring not earlier than 20 business days after the date that notice of the Offer is given to the Company; and (C) the consideration received from such holder for the Buyer’s agreement that the Offer shall be irrevocable for the specified period of time. At the time of obtaining the Offer, such holder shall part with adequate consideration to bind the Buyer to his agreement that the Offer shall be irrevocable for the specified period of time.

(ii) Upon obtaining an Offer that such holder desires to accept, such holder shall give written notice of the Offer and its acceptability to the Company, enclosing a photocopy of the Offer, and shall make the signed original of the Offer available to the Company for examination upon request. The Company shall have the exclusive right and option to purchase all, but only all, of the Shares described in the Offer under whichever of the following three sets of price and terms and conditions that it elects, in its discretion: (A) for the purchase price and upon the other terms and conditions specified in the Offer; or (B) for the purchase price and upon the other terms and conditions which would be applicable under Section 26(c), above, if the employment, Board membership or engagement of such holder had terminated on the date when such holder gave written notice of the Offer; or (C) for the purchase price specified in the Offer and upon the other terms and conditions which would be applicable under Section 26(c), above, if the employment, Board membership or engagement of such holder had terminated on the date when such holder gave written notice of the Offer (including, without limitation, execution and delivery of the Company’s promissory note meeting the requirements of Section 26(c), above).

(iii) In order to exercise its purchase option under this subsection, the Company shall give written notice to such holder, stating that the Company thereby exercises its option under this subsection, at any time not later than 10 business days after the Company receives the written notice from such holder. If the Company exercises its option under this subsection, the purchase and sale of such Shares shall be closed, at a time and place reasonably specified by the Company, within 20 business days after the later of: (A) the date when the Company exercises its option under this subsection; or (B) the date when the purchase price has been determined. In that event, the terms for payment of the purchase price and the other terms and conditions for purchase shall be not less favorable to the Company that those specified in the Offer.

(iv) If the Company fails to exercise its purchase option under this subsection, such holder may sell the Shares specified in the Offer to the Buyer at the price and on the terms and conditions of the Offer, subject to compliance with all other requirements in the Plan. Upon completion of the sale of the Shares pursuant to the preceding sentence, the Shares shall remain subject to all requirements and restrictions of the Plan including, without limitation, the Company’s option to purchase the Shares in the event of any subsequent sale or other transfer, as described in this Section 26(d).

Section 27. Savings Clause.

In case any one or more of the provisions of this Plan or any Award shall be held invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the invalid, illegal, or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted, or revised retroactively to permit this Plan or such Award, as applicable, to be construed so as to foster the intent of this Plan. This Plan and all Awards are intended to comply in all respects with applicable law and regulation, including Section 422 of the Code, Rule l6b-3 under the 1934 Act (with respect to persons subject to Section 16 of the 1934 Act (“Reporting Persons”)), and Section 162(m) of the Code (with respect to covered employees as defined under Section 162(m) of the Code (“Covered Employees”)). In case any one or more of the provisions of this Plan or any Award shall be held to violate or be unenforceable in any respect under Code Section 422, Rule 16b-3, or Code Section 162(m), then, to the extent permissible by law, any provision which could be deemed to violate or be unenforceable under Code Section 422, Rule 16b-3, or Code Section 162(m) shall first be construed, interpreted, or revised retroactively to permit the Plan or such Award, as applicable, to be in compliance with Code Section 422, Rule 16b-3, and Code Section 162(m). Notwithstanding anything in this Plan to the contrary, the Committee, in its sole discretion, may bifurcate the Plan so as to restrict, limit, or condition the use of any provision of this Plan to Participants who are Reporting Persons or Covered Employees without so restricting, limiting, or conditioning this Plan with respect to other Participants.

Executed this      day of                     , 2005.

DATREK MILLER INTERNATIONAL, INC.

By:
Michael S. Hedge
Chief Executive Officer